                                                                   Exhibit 10.48

                     FIRST AMENDMENT TO COLLATERAL AGREEMENT
                                   (MHW, LTD.)

          THIS FIRST AMENDMENT TO COLLATERAL AGREEMENT (this "AMENDMENT"), dated effective as of August 15, 2005, between MHW, LTD, a New York corporation, having an office at 272 Plandome Road, Manhasset, New York 11030 (together with its successors and/or assigns, "COLLATERAL AGENT"), CASTLE BRANDS (USA) CORP., a Delaware corporation, with its principal place of business located at 570 Lexington Avenue, 29th Floor, New York, NY 10022 ("CB-US") and JPMORGAN CHASE BANK, a New York corporation,, having an address at 700 Lavaca, 2nd Floor, Austin, TX 78701 (together with its successors and assigns, "TRUSTEE").

                                   WITNESSETH:

          WHEREAS, CB-US and the Trustee, joined by the Collateral Agent, have heretofore entered into a Trust Indenture dated as June 1, 2004 (the "ORIGINAL INDENTURE") authorizing the issuance of up to Five Million Dollars ($5,000,000) of the Issuer's 8% Senior Secured Notes, Series 2004, due May 31, 2007 (the "ORIGINAL NOTES");

          WHEREAS, CB-US has heretofore issued Four Million Six Hundred Sixty Thousand Dollars ($4,660,000) of Original Notes;

          WHEREAS, CB-US desires to amend the terms of the Original Notes (i) to extend the maturity date from May 31, 2007 to May 31, 2009, and (ii) to increase the interest rate payable on the Original Notes from eight percent (8%) to nine percent (9%) (hereinafter referred to as the "AMENDED NOTES");

          WHEREAS, CB-US desires to amend the terms of the Original Indenture
(i) to authorize a maximum of Ten Million Dollars ($10,000,000) of Amended Notes to be issued thereunder (inclusive of the $4,660,000 of outstanding Original Notes being amended hereby) and (ii) to amend and restate the Original Indenture to conform to the terms of the Amended Notes;

          WHEREAS, CB-US's obligations under the Original Notes are secured by, among other things, a Collateral Agreement executed by Collateral Agent and CB-US and dated as of June 1, 2004 (as may be further amended, supplemented, modified, restated, renewed or extended from time to time, the "COLLATERAL AGREEMENT"), covering certain Alcoholic Beverages, Accounts and other assets of CB-US in the possession or under the control of Collateral Agent, as more particularly described and as such terms are defined therein;

          WHEREAS, Collateral Agent, CB-US and Trustee desire to make certain modifications to the Collateral Agreement in connection with the issuance of the Amended Notes; and

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby covenant, agree, represent and warrant that the Collateral Agreement is hereby amended as follows:

          1. AMENDMENT: The definition of "OBLIGATIONS" of the Collateral Agreement is hereby deleted in its entirety and replaced with the following:

          "Obligations" shall mean and include the Amended Notes, together with all loans, advances, debts, liabilities, obligations, covenants and duties owing by CB-US to Trustee or any Affiliate of Trustee of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement the other Secured Notes Documents, the Amended Notes, or under any agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now due or hereafter arising and however acquired, including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, reasonable attorneys' fees and expenses, and any other sum chargeable to CB-US under this Agreement, the other Secured Notes Documents or the Trust Indenture, as amended.

          2. NO OTHER AMENDMENTS. Except as expressly amended hereby, the Collateral Agreement shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof.

          3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

          4. DEFINITIONS. All references herein or in the Secured Notes Documents to the Collateral Agreement shall be deemed to include the Collateral Agreement, as modified by this Amendment. Terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Agreement.

          5. SUCCESSORS AND ASSIGNS. The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns.

          6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        COLLATERAL AGENT:

                                        MHW, LTD., a New York corporation


                                        By: /s/ John F. Beaudette
                                            ------------------------------------
                                        Name: John F. Beaudette
                                        Title: President

                                        CB-US:

                                        CASTLE BRANDS (USA) CORP., a
                                        Delaware corporation


                                        By: /s/ Mark E. Andrews
                                            ------------------------------------
                                        Name: Mark E. Andrews
                                        Title: Chairman & CEO

                                        TRUSTEE:

                                        JPMORGAN CHASE BANK., a New York
                                        corporation


                                        By: /s/ Carol Logan
                                            ------------------------------------
                                        Name: Carol Logan
                                        Title: Vice President